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                                                                   Exhibit 10.24

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                                  GENUITY INC.

                          2000 EXECUTIVE INCENTIVE PLAN

                                   ___________


                             Effective May 22, 2000


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                                TABLE OF CONTENTS
 1.  PURPOSE..........................................................  1
 2.  EFFECTIVE DATE AND TERM OF THE PLAN..............................  1
 3.  DEFINITIONS......................................................  1
 4.  PARTICIPATION....................................................  2
 5.  ADMINISTRATION...................................................  2
 6.  AWARDS...........................................................  2
 7.  LIMITATIONS ON AWARDS............................................  3
 8.  PAYMENT OF AWARDS................................................  3
 9.  AMENDMENT OR TERMINATION OF THE PLAN.............................  3
10.  NO REQUIRED SEGREGATION OF ASSETS................................  4
11.  RIGHT OF DISCHARGE RESERVED......................................  4
12.  NATURE OF PAYMENTS...............................................  4
13.  SEVERABILITY.....................................................  4
14.  GOVERNING LAW....................................................  4



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Genuity Inc. 2000 Executive Incentive Plan                     Table of Contents
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1.   PURPOSE

     The primary purpose of the Plan is to facilitate the Company's ability to achieve its short-term financial and operating goals by offering key Employees annual incentives. Under the Plan, Awards are made based on Participants' achievement of key goals at the corporate, business unit, and/or individual level.

2.   EFFECTIVE DATE AND TERM OF THE PLAN

     The Plan became effective on May 22, 2000. Unless the Plan is terminated earlier in accordance with Section 9 hereof, the Plan shall remain in full force and effect until the close of business on the date of the Company's annual meeting of shareholders in the year 2010, at which time the right to grant Awards under the Plan shall terminate automatically unless the shareholders of the Company approve an extension or renewal of the Plan.

3.   DEFINITIONS

     Except where otherwise indicated, the following terms shall have the definitions set forth below for purposes of the Plan:

     "AWARD" means any award described in Section 6 hereof.

     "BOARD" means the Board of Directors of the Company.

     "CODE" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

     "COMMITTEE" means the Executive Compensation Committee of the Board.

     "COMPANY" means Genuity Inc.

     "EMPLOYEE" means an individual who is employed by the Company or a Related Entity.

     "PARTICIPANT" means an Employee who has been granted an Award pursuant to the Plan.

     "PLAN" means the Genuity Inc. 2000 Executive Incentive Plan, on the date of adoption hereof and as it may be amended from time to time.

     "PLAN YEAR" means the calendar year, except that the first Plan Year shall begin on the effective date of the Plan and end on December 31, 2000.

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     "RELATED ENTITY" means a corporation, partnership, joint venture or other entity in which the Company has an ownership or other proprietary interest of at least ten percent.

4.   PARTICIPATION

     Only those Employees designated from time to time by the Committee shall participate in the Plan and receive Awards hereunder.

5.   ADMINISTRATION

     (a) The Plan and all Awards granted pursuant thereto shall be administered by the Committee. The Committee shall periodically determine, in its sole discretion, the Employees who shall participate in the Plan and the terms of the Awards to be granted to Participants. All questions of interpretation and administration with respect to the Plan and Awards shall be determined by the Committee in its sole and absolute discretion, and its determinations shall be final and binding upon all parties.

     (b) The Committee may delegate its authority under subsection (a), above, to persons other than its members to the extent it deems such action advisable. Any person to whom the Committee has delegated authority under subsection (a), above, may receive Awards only if the Awards are granted directly by the Committee without delegation.

     (c) The Committee may, in its sole discretion, promulgate general regulations and guidelines governing the administration of the Plan and the Awards granted hereunder. The Committee also may establish regulations governing the deferred payment of Awards and may determine that deferred payments shall accrue interest at a rate or rates determined by the Committee and/or that deferred payments shall be deemed to be invested in hypothetical investments.

6.   AWARDS

     (a) All Awards under the Plan shall be granted upon terms approved by the Committee. However, no Award shall be inconsistent with the terms of the Plan or fail to satisfy the requirements of applicable law.

     (b)  Each Award shall relate to a designated Plan Year.

     (c)  No Award shall relate to more than one Plan Year.


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Genuity Inc. 2000 Executive Incentive Plan                                Page 2
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     (d)  The maximum Award per Participant for a Plan Year shall not exceed two million dollars ($2,000,000). The Committee may reduce, but may not increase, the maximum Award for any Participant.

7.   LIMITATIONS ON AWARDS

     (a) Unless otherwise determined by the Committee, in its sole discretion, a Participant who is not an Employee of the Company or a Related Entity at all times during the Plan Year and as of the payment date set by the Committee pursuant to Section 8(a) hereof shall have no right to receive an Award for that Plan Year.

     (b) The Committee may, in its discretion, authorize payment to a Participant of less than the Participant's maximum Award and may provide that a Participant will not receive any payment with respect to an Award. In exercising its discretion, the Committee shall consider such factors as it considers appropriate. The Committee's decision shall be final and binding upon any person claiming a right to a payment under the Plan.

     (c) No Award shall be assignable or transferable other than by will or by the laws of descent and distribution. During the Participant's lifetime, an Award may be received only by the Participant or by the Participant's guardian or legal representative.

8.   PAYMENT OF AWARDS

     (a) All payments of Awards shall be made on a date prescribed by the Committee unless the Participant is eligible and has elected to defer payment in accordance with the Genuity Inc. Executive Deferral Plan.

     (b)  Awards shall be paid only in cash.

9.   AMENDMENT OR TERMINATION OF THE PLAN

     The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law. The termination of the Plan shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan and the Awards. This Section applies regardless of whether the termination of the Plan occurs pursuant to Section 2 hereof or pursuant to this Section 9.


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Genuity Inc. 2000 Executive Incentive Plan                                Page 3
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10.  NO REQUIRED SEGREGATION OF ASSETS

     Neither the Company nor any Related Entity shall be required to segregate any assets that may at any time be represented by Awards pursuant to the Plan.

11.  RIGHT OF DISCHARGE RESERVED

     Neither the Plan nor any Award shall guarantee any Employee continued employment with the Company or a Related Entity or guarantee the grant of future Awards. Either the Company or the Employee may terminate the employment relationship at any time and for any reason.

12.  NATURE OF PAYMENTS

     All Awards made pursuant to the Plan are in consideration of services for the Company or the Related Entities. Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any Related Entity except as may be determined by the Board or by the board of directors of the applicable Related Entity.

13.  SEVERABILITY

     If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.

14.  GOVERNING LAW

     To the extent not preempted by federal law, the provisions of the Plan will be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this provision to the substantive law of another jurisdiction.



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Genuity Inc. 2000 Executive Incentive Plan                                Page 4